UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2017, Flowserve Corporation (the “Company”) announced that Karyn F. Ovelmen, Executive Vice President and Chief Financial Officer of the Company, will be leaving the Company effective February 23, 2017.   Ms. Ovelmen’s departure is not the result of any disagreement with the Company regarding its operations or accounting policies or practices.  The Company appointed John E. (Jay) Roueche, III, the Company’s Vice President, Treasurer and Investor Relations, as interim Chief Financial Officer.

In connection with Ms. Ovelmen’s departure, the Company and Ms. Ovelmen entered into a separation agreement on February 26, 2017. Under the terms of the separation agreement, in consideration of her ongoing cooperation and assistance in an orderly transition of the duties of the financial officer role and her release of claims against the Company, Ms. Ovelmen is entitled to receive severance benefits under the Company’s officer severance plan for a termination without cause plus a cash payment equivalent to the value of 7,500 shares of the Company’s common stock at the closing stock price per share at February 24, 2017. Payment of the benefits in the separation agreement is subject to the customary and required seven-day revocation period.

Mr. Roueche has served as Vice President, Treasurer and Investor Relations of the Company since October 2012.  Previously, Mr. Roueche was employed as Vice President, Treasurer and Investor Relations of McDermott International, Inc., a leading provider of integrated engineering, procurement, construction and installation services from August 2010 until October 2012.  From April 2006 to August 2010, he served as Vice President, Investor Relations and Corporate Communications of McDermott International, Inc.  In the preceding years, he served in progressive accounting and finance roles, including with Pennzoil-Quaker State Company, Pennzoil Company and Shell Oil Company.

Mr. Roueche, 49, has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he will be selected as the interim Chief Financial Officer of the Company.  In addition, there have been no transactions directly or indirectly involving Mr. Roueche that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

A copy of the press release issued by the Company announcing Mr. Roueche’s selection is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release, dated February 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: February 27, 2017	By:	/s/ CAREY A. O’CONNOR
Carey A. O’Connor
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 24, 2017.